UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 18, 2006

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 18, 2006, the Board of Directors of GulfMark Offshore, Inc. (the “Company”) elected Robert T. O’Connell as a director of the Company, with such election to be effective as of May 18, 2006. The Board of Directors voted to increase its size so that after the election of Mr. O’Connell, the Board of Directors has eight members. Mr. O’Connell has been appointed to the Company’s Audit Committee.

There is no arrangement or understanding between Mr. O’Connell and any other person pursuant to which Mr. O’Connell was elected as a director of the Company. There are no transactions in which Mr. O’Connell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of the Company’s 2005 Non-Employee Director Share Incentive Plan, Mr. O’Connell was awarded 3,500 shares of Common Stock as a restricted stock award. The restricted stock award is subject to agreement between the Company and Mr. O’Connell, which contain provisions relating to restrictions on transfer. A copy of the form of restricted stock award agreement relating to the restricted stock awarded to Mr. O’Connell and a copy of the press release issued by the Company in connection with the election of Mr. O’Connell to the Company’s Board of Directors are attached hereto as Exhibits 10.1 and 99.1, respectively.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1955, the Company notes that certain statements set forth in this Current Report on Form 8-K involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company’s filing with SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved. A list of additional risk factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

ITEM 9.01. Exhibits

Exhibit No.	Descriptions
10.1	Form of Restricted Stock Award Agreement
99.1	Press Release of GulfMark Offshore, Inc. dated May 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2006

GulfMark Offshore, Inc. (Registrant)
By:	/s/ Edward A. Guthrie
Executive Vice President and Chief Financial Officer